QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18(a)

AMENDMENT NO. 1 TO THE
REGISTRATION RIGHTS AGREEMENT

        THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this "Amendment"), is made as of November 9, 2004 by and among, Thoma Cressey Fund VII, L.P., a Delaware limited partnership ("Fund VII"), Thoma Cressey Friends Fund VII, L.P., a Delaware limited partnership ("Friends Fund" and together with Fund VII, "TCEP") and LECG Corporation, a Delaware corporation ("LECG").

RECITALS

        A.    Reference is made to that certain Registration Rights Agreement dated September 29th, 2000 (the "Registration Rights Agreement") by and among (i) LECG Holding Company, LLC, a California limited liability company ("Old LECG"), (ii) TCEP/LECG Funding Corporation, a Delaware corporation ("TCEP Funding"), (iii) David Teece and David Kaplan (together, the "Executives"), (iv) certain institutional investors listed on the signature pages thereto (each an "iCap Entity") and (v) those certain other Persons who became a party to the Registration Rights Agreement by executing and delivering a joinder to that agreement.

        B.    Pursuant to that certain Omnibus Plan of Reorganization dated August 21, 2003, by and among LECG, Old LECG, TCEP Funding, TCEP and the Executives, LECG Corporation became the successor to all of the rights and obligations of Old LECG under the Registration Rights Agreement. Pursuant to that certain Transfer Agreement dated August 21, 2003, by and among LECG, TCEP Funding and TCEP, TCEP received shares of LECG common stock which, as provided for in the Registration Rights Agreement and by letter from LECG to TCEP dated December 3, 2003, are considered "Investor Registrable Securities" as such term is defined in the Registration Rights Agreement.

        C.    Pursuant to Section 10(d) of the Registration Rights Agreement, the parties to this Amendment hold the power and are authorized to amend the Registration Rights Agreement. These parties have determined that it is necessary to amend certain portions of the Registration Rights Agreement to clarify the meaning of such provisions and to ensure they accurately reflect the agreed upon terms.

        D.    Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

AGREEMENT

        NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Section 1(b)—Long-Form Registrations.    Section 1(b) of the Registration Rights Agreement shall be deleted in its entirety and amended to read as follows:

  "The Initiating Holders shall be entitled to request (i) two (2) Long Form Registrations in which the Company shall pay all Registration Expenses ("Company-paid Long Form Registrations") and (ii) an unlimited number of Long Form Registrations in which the holders of Investor Registrable Securities included in such registration shall pay their pro rata share of the Registration Expenses as set forth in Section 5 below. A registration shall not count as one of the permitted Company-paid Long Form Registrations until it has become effective and the holders requesting registration are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long Form Registration whether or not it has become effective and whether or not such registration is counted as one of the permitted Company-paid Long Form Registrations. Notwithstanding the foregoing, and subject to Section 1(f) below, if any registration initiated by the Initiating Holders as a Company paid Long Form Registration is voluntarily withdrawn by the Initiating Holders, such holders may (a) pay all Registration Expenses in connection with such registration in which case such registration shall not be treated as a Company-paid Long Form Registration or (b) cause the Company to pay such expenses provided that such registration shall count as one of the permitted Company-paid Long Form Registrations."

        2.     Section 1(d)—Demand Registrations.    Section 1(d) of the Registration Rights Agreement shall be deleted in its entirety and amended to read as follows:

  "All registrations requested pursuant to Section l(b), and Section 1(c) are referred to herein as "Demand Registrations". Demand Registrations shall be Short Form Registrations whenever the Company is permitted to use any applicable short form. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 days after receipt of any such request from the Initiating Holders, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, except as provided in Section 1(e) below, shall include in such registration all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. In addition, if the Initiating Holders consent to inclusion of additional Registrable Securities in any Demand Registration, as soon as reasonably possible, but in no event later than 10 days after receipt of any such Demand Registration request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, except as provided in Section 1(e) below, shall include in such registration on such terms as determined by the Company, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after receipt of the Company's notice to such holders of Registrable Securities."

        3.     Section 1(e)—Priority on Demand Registrations.    Section 1(e) of the Registration Rights Agreement shall be deleted in its entirety and amended to read as follows:

  "The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering in which the Initiating Holders have consented to inclusion of additional Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holders, the Company shall include in such registration: (i) first, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by such holders; (ii) second, the Management Registrable Securities requested to be included in such registration, pro rata among the holders of such Management Registrable Securities on the basis of the number of shares owned by such holders; (iii) third, securities the Company wishes to sell; (iv) fourth, other Registrable Securities pro rata based on the number of shares owned by such holder or pursuant to such other allocation method determined by the Company and acceptable to the managing underwriters; and (v) fifth, other securities which are not Registrable Securities requested to be included in such registration pursuant to contractual registration rights ("Other Registrable Securities"), pro rata among the holders thereof on the basis of the number of their securities requested to be included therein or pursuant to such other allocation method determined by the Company and acceptable to the managing underwriters. Without the consent of the Company and the holders of a majority of the

  Investor Registrable Securities included in such registration, any Person other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 5 below."

        4.     Section 3—Holdback Agreements.    Section 3(a) and Section 3(b) of the Registration Rights Agreement shall be deleted in their entirety and amended to read as follows:

          "(a) Holders of Registrable Securities.    Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning on, in the case of a Demand Registration, the date of notice to the Company by the Initiating Holders of a Demand Registration and ending on the 90th day after the effective date of any underwritten Demand Registration or in the case of any underwritten Piggyback Registration in which Registrable Securities are included, the period beginning on the date the Company provides notification to the holders of Registrable Securities of such offering and ending on the 90th day after the effective date of any such registration, unless the underwriters managing the Demand Registration or Piggyback Registration otherwise agree.

          (b)   The Company.    The Company shall not effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning on the date of the notice of the Demand Registration by the Initiating Holders and ending on the 90th day after the first effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree to a shorter time period applicable to both holders of the Investor Registrable Securities and to the Company."

        5.     Section 10(d)—Amendment and Waivers.    The word "thirty" in Section 10(d) of the Registration Rights Agreement is hereby replaced with the word "twenty."

        6.     Section 10(j)—Notices.    Section 10(j) of the Registration Rights Agreement shall be deleted in its entirety and amended to read as follows:

          "(j)  Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given to the recipient when delivered personally, sent by facsimile or one day after being sent by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the addresses indicated on the books and records of the Company with respect to holders of Registrable Securities and to the Company at the address of its corporate headquarters, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party."

        7.     Miscellaneous.

          (a)   In all other respects, the Registration Rights Agreement shall remain in full force and effect, and no term or condition of any other provision in the Registration Rights Agreement shall be deemed to be amended or waived.

          (b)   This Amendment may be executed in any number of counterparts all of which, when taken together, shall constitute one agreement. Delivery of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart to this Amendment.

          (c)   Notice of this Amendment shall be delivered to all other signatories to the Registration Rights Agreement by the Company within a reasonable period of time but in no event later than 30 days from the date hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date and year first above written.

LECG:
LECG CORPORATION
By:	/s/ JOHN C. BURKE

Name:	John C. Burke

Title:	Chief Financial Officer

TCEP:
THOMA CRESSEY FUND VII, L.P.
By:	TC Partners VII, L.P. Its General Partner
By:	Thoma Cressey Equity Partners, Inc. Its General Partner
By:	/s/ LEE M. MITCHELL
Lee M. Mitchell Authorized Representative
THOMA CRESSEY FRIENDS FUND VII, L.P.
By:	TC Partners VII, L.P. Its General Partner
By:	Thoma Cressey Equity Partners, Inc. Its General Partner
By:	/s/ LEE M. MITCHELL
Lee M. Mitchell Authorized Representative

QuickLinks

  Exhibit 10.18(a)
AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT
AGREEMENT